EXHIBIT 10.8
Agreement with Boeing for Services

(ftmOWJiMff* SHARED SERVICES GROUP --PUGET SOUND &*—Supplier Management & Procurement
This order (contract) is Buyer's offer to Seller, and acceptance is limited to its provisions without addition, deletion, or other modification. This order is subject to the following:

Agreement Number	22920
Contract date	September 5, 2007
Buyer	Shared Services Group PO Box 3707 M/S 6X-AA Seattle WA 98124-2207
Buyer representative	Nancy Terrell Phone: (206) 697-0464 Fax: (206)760-5561 E-mail: Nancy.L.Terrell@boeing.com
Supplier	LabWire 14133 Memorial Drive Houston, TX 77079 281.597.1611
Seller representative	Charles Munson Client Services charlesm@labwire.com	Dexter Morris Vice President, Chairman CEO dexter@labwire.com
Contract Term	September 5, 2007 - September 30, 2009
Contract Reference SOW and fee schedule	Reference for SOW and pricing fee schedule Attachment A to agreement 22920 SOW doc dated 8/20/07 Attachment B to agreement 22920 LabWire - Boeing TPA Pricing.xls dated 8/24/07
Terms and conditions	Boeing General Provisions (2) Terms and Conditions dated 8/27/2007 Boeing Shared Services Group Supplement for the Security of Personal Data dated 8/29/2007
Payment terms	Net 30
Exostar/SSPN Purchase contract
LabWire and Boeing will pursue the use of the Shared Services Procurement Payables Network (SSPN) for the issuance of the final Boeing Purchase contract which will supersede this agreement and subsequent invoice payments.

This contract will act as an interim agreement until all registration requirements are complete and an electronic Purchase Contract can be issued.

Security Audit and Compliance	LabWire agrees to meet with Boeing Computing Security for audit and requirements review; and will immediately respond to any discrepancies or deficiencies to comply with Boeing Security Standards.
Contract notes	A written acknowledgement of this purchase order is required to be returned to the buyer no later than fifteen (15) days after receipt of order

NSC-PS -9.2orig

9/24/2007

Payment method
(The Buyer representative will select the method.)
MasterCard Credit Card (Boeing Purchasing Card).
Seller:   Please mark each invoice "Paid by Credit Card" and mail the invoice directly to the Buyer's employee who provided the credit card number.
Boeing issued check until Suppler has been enrolled in the Shared Services Procurement Payables System (SSPN)

Acknowledgment
Seller hereby accepts this contract or contract change, including the above referenced terms and conditions.

Date: September 5, 2007
Signature:  //s// Dexter Morris

Invoice Instructions
Unless otherwise indicated, invoices for services or parts delivered/submitted on a "No PO" contract shall be mailed directly to:
Please submit monthly invoices directly to:
Please send all invoices to: Sara Smith
The Boeing Company
PO Box 3707 M/C1F-85
Seattle, Wa 98124-2207

All invoices must reflect the following information:

A.	The word "invoice" must appear clearly on the document (statements are not acceptable).
B.	Unique invoice number.
C.	Invoice date.
D.	Supplier name & Remit To Address must be provided.
E.	Supplier EIN
F.	Invoice amount in U.S. Dollars.
G.	Invoice item pricing and extension, net of discounts, which includes Federal Excise Tax or Property Tax, as applicable.
H.	Tax amounts identified to State.
I.	Invoice total must appear on all invoices and the invoice must be added correctly.